Exhibit 10.1

PROMISSORY NOTE

$___________USD	[DATE]

FOR VALUE RECEIVED, Borealis Foods Inc., an Ontario corporation (the “Borrower”), promises to pay to ____________., an entity with a principal place of business at _________________(the “Lender”), the principal sum of

______________________U.S. DOLLARS

The designation of “Lender” or “Borrower” as used herein shall include singular, plural, masculine, feminine or neutral as required by the context.

1.	Promise to Pay. The Borrower promises to pay to the order of the Lender by check or wire transfer, the sum of ___________________U.S. Dollars ($ ) (the “Principal”).

2.	Interest. The Principal shall bear simple interest at the rate of ten percent (10%) per annum, calculated as of the date first written above.

Interest shall be calculated as of      (the (“Advance Date”), at the rate of 1/360 of the annual rate of interest for each day that principal is outstanding (i.e., interest will accrue and be paid on the actual number of calendar days elapsed from the Advance Date based on a 360-day year).

3.	Demand. The entire outstanding Principal and interest shall be fully due and payable in U.S. Dollars, at the address set forth above, or at such other place as the Lender may designate in writing, ON DEMAND.

4.	Prepayment. Borrower shall have the option to prepay this Promissory Note, in full or in part, at any time without penalty.

5.	Status of Lender. In the event that the Borrower ceases to be a shareholder, officer or director of the Borrower for any reason, or the Borrower seeks relief under applicable bankruptcy laws, or suffers an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days, the entire balance of this Promissory Note shall be immediately due and payable to the Borrower.

6.	Default. Unless otherwise agreed to by the Lender, failure of Borrower to pay any sum when due and payable hereunder or failure to perform any covenant hereunder shall constitute an event of default (“Default”). In the event of a Default hereunder, the Margin of the interest rate set forth above shall be increased to fifteen percent (15%) per annum, beginning on the date of such Default and continuing until the Default is cured in full. Furthermore, the Borrower agrees that in the event of a Default, the whole amount evidenced by this Promissory Note shall, at the option of the Lender, become immediately due and the Lender shall have the right to institute any proceedings on this Promissory Note for the purpose of collecting the Principal and Interest with the costs and expenses of protecting any security connected herewith.

7.	Subordination. The indebtedness evidenced by this Promissory Note is hereby expressly subordinated in right of payment to the prior payment in full of all the Corporation’s indebtedness to Frontwell Capital Partners, the Corporation’s commercial lender. All other unsecured indebtedness of the Corporation ranks pari passu with the indebtedness evidenced by this Promissory Note.

8.	Notices. All notices and communications to Borrower in connection with this Promissory Note shall be to the address first set forth above.

9.	Enforcement. The Borrower shall pay all costs and expenses, including legal expenses and reasonable attorney's fees incurred by Lender in connection with the enforcement of Borrower’s obligations under this Promissory Note. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and no single or partial exercise of any right hereunder shall preclude other or future exercise thereof.

10.	Waiver. Demand, presentment, protest, or other requirements of notice or acts of diligence are waived by all parties hereto.

11.	No Assignment; Successors. No rights or obligations of Borrower or Lender hereunder may be assigned or otherwise transferred without the prior written consent of Borrower. This Promissory Note shall be binding upon Borrower's assigns and other successors, and shall inure to the benefit of Lender's permitted assigns and other successors.

12.	Governing Law. This Promissory Note shall be governed by and construed in accordance with the laws of the Province of Ontario, without regard to conflict or choice of law principles.

IN WITNESS WHEREOF, this Promissory Note is effective as of this __ day of            .

BOREALIS FOODS INC.

Per:	Reza Soltanzadeh
Its:	President

Accepted and Agreed:

[NAME]

Per:
Its: